Exhibit 8.1

June 18, 2018

Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as legal counsel to the special committee of the board of directors of Ashford Inc., a Maryland Corporation (“AINC”), with respect to the Merger and Registration Rights Agreement (the “Merger Agreement”) to be entered into by and among AINC; Ashford Holding Corp., a Maryland corporation and wholly owned Subsidiary of AINC (“New Holdco”); and Ashford Merger Sub Inc., a Maryland corporation and wholly owned Subsidiary of New Holdco (‘‘Merger Sub’’); and, solely for the purposes of Article V thereof, Archie Bennett, Jr., MJB Investments, LP and Mark A. Sharkey.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub will merge with and into AINC, with AINC surviving (the “Merger”).  The Merger is described in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”) by New Holdco (File No. 333-224409) (the “Registration Statement”), which includes the information/proxy statement-prospectus relating to the Merger (the “Proxy Statement-Prospectus”). In connection with the effectiveness of the Registration Statement, we have been requested to render this opinion concerning certain U.S. federal income tax considerations relating to the Merger.

For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth, accuracy and completeness, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

1.              The Merger Agreement;

2.              The Combination Agreement;

3.              The Registration Statement;

4.              The Officer’s Certificate provided to us by AINC (the “Officer’s Certificate”); and

5.              Such other instruments and documents related to the organization and operation of AINC, New Holdco and Merger Sub, and to the consummation of the Merger and the other

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

June 18, 2018

transactions contemplated by the Merger Agreement and the Combination Agreement, as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

a)             Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

b)             All documents submitted to us, that we have examined and/or that we are relying on that will be executed following the date of this opinion, including the Merger Agreement, will be executed in the form as it exists as of the date of this opinion and without any modification of any material provision thereof;

c)              All representations, certifications, warranties and statements made or agreed to by AINC, New Holdco, Merger Sub, Archie Bennett, Jr., Monty J. Bennett and Remington Holdings, L.P., a Delaware limited partnership, and by their respective management, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement and the Combination Agreement (including exhibits thereto) and in the Officer’s Certificate provided to us are true and accurate at all relevant times;

d)             All covenants and additional agreements contained in the Merger Agreement and the Combination Agreement (including exhibits thereto) have been and will be performed without waiver or breach of any material provision thereof;

e)              The Merger will be consummated in the manner contemplated in the Registration Statement and in accordance with the Merger Agreement without any waiver or breach of any material provision thereof;

f)               The Merger will be effective under applicable state law; and

g)              Any representation, certification or statement made “to the knowledge of” or similarly qualified is correct without such qualification.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). In this regard, an opinion of counsel with respect to an issue represents counsel’s professional judgment with respect to the merits of such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein.

June 18, 2018

This opinion is dependent upon the truth, accuracy and completeness of the facts, representations, covenants, certifications, warranties, statements, agreements and assumptions referenced above, including but not limited to those set forth in the Officer’s Certificate of AINC.  We have relied upon those facts, representations, covenants, certifications, warranties, statements, agreements and assumptions without any independent investigation or verification of their accuracy or completeness.  Any inaccuracy or incompleteness in our understanding of the facts and assumptions could adversely affect the opinion expressed in this letter.

In addition, this opinion is subject to the qualifications, conditions, limitations and assumptions in the discussion set forth herein and under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement-Prospectus contained in the Registration Statement, including, without limitation, that the opinions stated herein do not address the U.S. federal income tax consequences of the Merger to Archie Bennett, Jr., MJB Investments, LP, and Mark A. Sharkey or any of their respective affiliates.

Based solely on and subject to the foregoing and the qualifications set forth in the Proxy Statement-Prospectus contained in the Registration Statement, we are of the opinion that:

(a)   it is more likely than not that, for U.S. federal income tax purposes, (i) the Merger will qualify as a ‘‘reorganization’’ within the meaning of § 368(a) of the Code and (ii) no gain or loss will be recognized by the shareholders of AINC as a result of the Merger with respect to their exchange of shares of AINC Common Stock for New Holdco Common Stock pursuant to the Merger;

(b)   the descriptions of the law and the legal conclusions as to the application of United States federal income tax law contained in the Proxy Statement-Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the Merger” are correct in all material respects.

Except as expressly set forth above, we express no other opinion, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement.  We also consent to the use of our name in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP